Exhibit 107

Calculation of Filing Fee Tables

F-3

Midatech Pharma PLC

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, nominal value 0.1p per share(4)	457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Units	457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)			$0.00	$0.00011020	$0.00
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, nominal value 0.1p per share(4)	415(a)(6)		(3)		(3)		F-3	333-233901	October 21, 2019
Carry Forward Securities	Other	Warrants	415(a)(6)		(3)		(3)		F-3	333-233901	October 21, 2019
Carry Forward Securities	Other	Units	415(a)(6)		(3)		(3)		F-3	333-233901	October 21, 2019
Carry Forward Securities	Unallocated (Universal) Shelf	(1)	415(a)(6)			$25,000,000 (3)	$0.0001212 (3)		F-3	No. 333-233901	October 21, 2019	$3,030.00

Total Offering Amounts	$ 25,000,000.00	$ 2,755.00
Total Fees Previously Paid		$ 3,030.00
Total Fee Offsets		$ -
Net Fee due		$ 0.00

(1) There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of warrants to purchase ordinary shares, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares represented by American Depository Shares, or ADSs, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares represented by ADSs being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

(3) The registrant previously paid registration fees in the aggregate of $6,060 with respect to the Registration Statement on Form F-3, as amended (Commission File No. 333-233901) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this Registration Statement include an aggregate of $25,000,000 of securities previously registered on the Prior Registration Statement which remain unsold (the “Carried Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $3,030.00 associated with the offering of the Carried Unsold Securities is hereby applied to offset the registration fees associated with this Registration Statement and will continue to be applied to the Carried Unsold Securities registered pursuant to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Carried Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Carried Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this Registration Statement.

(4) These ordinary shares are represented by ADSs, each of which represents 25 ordinary shares of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6, as amended (File No. 333-207186).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims
Fee Offset Sources

Rule 457(p)

Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
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